UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2008

GHL ACQUISITION CORP.
(Exact name of registrant as specified in charter)

DELAWARE	001-33963	22-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, 23rd Floor, New York, NY 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 389-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Additional Information and Where to Find It

Participants in the Solicitation

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sale of Equity Securities

Item 9.01  Financial Statements and Exhibits

INFORMATION TO BE INCLUDED IN THIS REPORT

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS FILING IS BEING MADE WITH RESPECT TO GHL ACQUISITION CORP.’S (“GHQ”) PROPOSED ACQUISITION (THE “ACQUISITION”) OF IRIDIUM HOLDINGS LLC (“IRIDIUM HOLDINGS”) AND RELATED TRANSACTIONS.  IN CONNECTION WITH THESE PROPOSED TRANSACTIONS, GHQ INTENDS TO FILE WITH THE SECURITIES EXCHANGE COMMISSION (“SEC”) A PRELIMINARY PROXY STATEMENT AND TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GHQ’S STOCKHOLDERS.  THE INFORMATION CONTAINED IN THIS COMMUNICATION IS NOT COMPLETE AND MAY BE CHANGED.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, GHQ’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ, WHEN IT BECOMES AVAILABLE, GHQ’S PRELIMINARY PROXY STATEMENT, AND ANY AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH GHQ’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE ACQUISITION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IRIDIUM HOLDINGS, GHQ AND THE PROPOSED TRANSACTIONS.  THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO GHQ STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED ACQUISITION.  STOCKHOLDERS AND OTHER INTERESTED PERSONS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS ONCE THEY ARE AVAILABLE, WITHOUT CHARGE, AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO:  GHL ACQUISITION CORP., 300 PARK AVENUE, 23RD FLOOR, NEW YORK, NEW YORK, TELEPHONE: (212) 372-4180.

GHQ ALSO INTENDS TO LAUNCH A TENDER OFFER FOR ITS COMMON SHARES WHICH TENDER OFFER WILL BE EXPECTED TO CLOSE CONCURRENT WITH THE CLOSING OF THE ACQUISITION OF IRIDIUM HOLDINGS.  THE TENDER HAS NOT YET COMMENCED. THIS COMMUNICATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF GHQ. UPON COMMENCEMENT OF THE TENDER OFFER, GHQ WILL FILE WITH THE SEC A TENDER OFFER STATEMENT ON SCHEDULE TO AND RELATED EXHIBITS, INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS. GHQ STOCKHOLDERS AND OTHER INVESTORS SHOULD READ THESE MATERIALS CAREFULLY WHEN SUCH DOCUMENTS ARE FILED AND BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TERMS AND CONDITIONS OF THE TENDER OFFER. STOCKHOLDERS AND OTHER INTERESTED PERSONS WILL ALSO BE ABLE TO OBTAIN THESE DOCUMENTS ONCE THEY ARE AVAILABLE, WITHOUT CHARGE, AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR BY DIRECTING A REQUEST TO : GHL ACQUISITION CORP., 300 PARK AVENUE, 23RD FLOOR, NEW YORK, NEW YORK, TELEPHONE: (212) 372-4180.

PARTICIPANTS IN THE SOLICITATION

GHQ AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES OF GHQ’S STOCKHOLDERS IN CONNECTION WITH THE ACQUISITION.  A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND A DESCRIPTION OF THEIR INTERESTS IN GHQ IS CONTAINED IN GHQ’S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN GHQ’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE.  GHQ’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE DIRECT AND INDIRECT INTERESTS OF THE PARTICIPANTS IN THE ACQUISITION, BY SECURITY HOLDINGS OR OTHERWISE, BY READING GHQ’S PROXY STATEMENT AND OTHER MATERIALS TO BE FILED WITH THE SEC WHEN SUCH INFORMATION BECOMES AVAILABLE.

NOTHING IN THIS COMMUNICATION SHOULD BE CONSTRUED AS, OR IS INTENDED TO BE, A SOLICITATION FOR OR AN OFFER TO PROVIDE INVESTMENT ADVISORY SERVICES.

Item 1.01 Entry into a Material Definitive Agreement

Transaction Agreement

On September 22, 2008, GHL Acquisition Corp. (“GHQ”) entered in a transaction agreement (the “Transaction Agreement”) among Iridium Holdings LLC (“Iridium Holdings”), GHQ and the sellers listed on the signature page thereof (collectively, the “Sellers”).

Pursuant to the Transaction Agreement, subject to the terms and conditions set forth therein, GHQ will acquire Iridium Holdings from the Sellers in exchange for 36.0 million shares of GHQ common stock and $77.1 million of cash, subject to adjustment (the “Transaction”).  In addition, 90 days following the closing of the Transaction, if Iridium Holdings has in effect a valid election under Section 754 of the Internal Revenue Code of 1986, as amended, GHQ will make a tax benefits payment of up to $30 million in aggregate to certain Sellers to compensate for the tax basis step-up.  Upon the closing of the Transaction, Iridium Holdings will become a subsidiary of GHQ and the combined enterprise will be renamed “Iridium Communications Inc.” and will apply for listing on NASDAQ.

The Transaction Agreement and related documents have been unanimously approved by the board of directors of GHQ and Iridium Holdings.  The closing of the Transaction is subject to customary closing conditions including the expiration or termination of waiting periods under the Hart-Scott-Rodino Act, Federal Communications Commission approval, other regulatory approvals and the approval of GHQ’s stockholders, including a majority of the shares of the common stock of GHQ issued in its initial public offering.  In addition, the closing of the Transaction is conditioned on the requirement that GHQ stockholders owning not more than 11,999,999 shares of GHQ common stock (such number representing 30 percent minus one share of the 40,000,000 shares of GHQ issued in the initial public offering) vote against the Transaction and validly exercise their conversion rights to have their shares converted into cash, as permitted by GHQ’s certificate of incorporation.  GHQ’s initial stockholders have agreed to vote the 8,500,000 shares they already own, which were issued to them prior to GHQ’s initial public offering, in accordance with the vote of the holders of a majority of the shares issued in the initial public offering.  The Transaction is expected to close in the first part of 2009 but may vary depending upon the timing of regulatory approvals.

As a condition to the closing of the Transaction, GHQ will enter into a registration rights agreement with the Sellers under which it will register securities pursuant to Rule 415 of the Securities and Exchange Act of 1934, as amended, with a view to such registration becoming effective six months following the closing of the Transaction.  As a further condition to the closing, GHQ will enter into pledge agreements with certain Sellers to secure their indemnity obligations under the Transaction Agreement.

The Transaction Agreement may be terminated at any time prior to the closing, under the following circumstances: (i) by mutual written consent of GHQ and Iridium Holdings; (ii) by either GHQ or Iridium Holdings if (a) the Transaction has not been consummated by June 29, 2009 (if all regulatory approvals required to consummate the closing have been obtained prior to such date) or February 14, 2010 (if the only condition to closing unfulfilled as of June 29, 2009 is the obtaining of all regulatory approvals required to consummate the closing), (b) there is any material law or judgment that makes consummation of the closing illegal or otherwise prohibited or enjoins the parties to the Transaction Agreement from consummating the closing and such injunction shall have become final and nonappealable, or (c) GHQ stockholder approval is not obtained at the stockholder meeting; (iii) by GHQ, in the event of certain breaches of representations or warranties or certain failures to perform the covenants or agreements by Iridium Holdings or a Seller set forth in the Transaction Agreement; or (iv) by Iridium Holdings, (a) in the event of certain breaches of the representations or warranties or certain failures to perform any covenant or agreement on the part of GHQ occur; or (b) if the GHQ stockholder meeting has not been held within 90 days of the GHQ proxy statement being cleared by the SEC.

If (i) the Transaction Agreement is terminated by GHQ or Iridium Holdings due to GHQ stockholder approval not being obtained, (ii) GHQ breaches its obligations to hold a stockholder meeting and obtain GHQ stockholder approval or to use its reasonable best efforts to consummate the transactions contemplated by the Transaction Agreement and (iii) GHQ consummates an initial business combination (other than with Iridium Holdings), GHQ will be obligated to pay to Iridium Holdings a break-up fee consisting of $5,000,000 in cash, shares of GHQ common stock or combination thereof, at GHQ’s election (the “Termination Fee”).  The Termination Fee will be the exclusive remedy of Iridium Holdings, the Sellers and their respective affiliates with respect to any such breach except in the case where, prior to 10 business days immediately following the termination of the Transaction Agreement, Iridium Holdings notifies GHQ in writing that it believes in good faith GHQ has committed a willful breach of the Transaction Agreement, and in such case Iridium Holdings shall have the right to pursue its remedies for willful breach against GHQ, subject to other limitations set forth in the Transaction Agreement.

Concurrently with the signing of the Transaction Agreement, Iridium Holdings and Greenhill & Co. Europe Holdings Limited (“Greenhill”), a subsidiary of Greenhill & Co., Inc., entered into a purchase agreement for the purchase by Greenhill of a $22.9 million convertible subordinated promissory note (the “Note”).  The closing of the purchase of the Note is expected to occur in the fourth quarter of 2008, after the Iridium Holdings’ lenders consent to the issuance of the Note.  Greenhill’s $22.9 million pre-completion investment in Iridium Holdings will convert into approximately three percent of outstanding GHQ shares upon completion of the Transaction and assuming conversion of the Note (not giving effect to the Tender Offer described below and assuming no GHQ stockholders elect redemption).

Shares held by GHQ and its affiliates and by Iridium Holdings’ current owners will be subject to lock-up agreements for a period of one year after completion of the Transaction, except for underwritten secondary offerings approved by the board of directors of GHQ anytime after six months from the closing of the Transaction.

GHQ intends to launch a tender offer for its common shares which will close concurrent with completion of the Transaction (the “Tender Offer”).  In the Tender Offer, shares will be acquired at a price per share of $10.50, up to an aggregate purchase price of $120 million reduced by the amount of cash distributed to stockholders who vote against the Transaction and elect conversion of their shares.

After the closing of the Transaction, the board of directors of GHQ is expected to be comprised of: two directors selected by Greenhill & Co., Inc., five of Iridium Holdings’ current directors, the current CEO of Iridium Holdings and two independent GHQ nominated directors.  The current officers of Iridium Holdings will continue to serve in their current positions.

A copy of the Transaction Agreement is filed herewith as Exhibit 1.01 and is incorporated by reference herein.  The foregoing description does not to purport to be complete and is qualified in its entirety by reference to the full text of such Exhibit.

Side Letter

On September 22, 2008, GHQ entered into a side letter agreement (the “Side Letter”) with Greenhill & Co., Inc. whereby Greenhill & Co., Inc. has agreed to forfeit at the closing of the Transaction the following GHQ securities which it currently owns: (1) 1,441,176 common shares; (2) 8,369,563 founder warrants; and (3) 2,000,000 private placement warrants.  These forfeitures will reduce GHQ’s shares and warrants outstanding immediately post-closing.

A copy of the Side Letter is filed herewith as Exhibit 1.02 and is incorporated by reference herein.  The foregoing description does not to purport to be complete and is qualified in its entirety by reference to the full text of such Exhibit.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Transaction Agreement, at the closing of the Transaction GHQ will issue to the Sellers 36.0 million shares of GHQ common stock (and, if the Note is being converted in connection with the closing, an additional 2.29 million shares to Greenhill).  These shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from the registration requirements as provided in Regulation D of the Securities Act and the representations and warranties of the Sellers that they are “accredited investors” within the meaning of Regulation D.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

1.01	Transaction Agreement, dated September 22, 2008
1.02	Side Letter, dated September 22, 2008
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHL Acquisition Corp.

Date:	September 25, 2008	By:	/s/ Harold J. Rodriguez, Jr.
			Name:	Harold J. Rodriguez, Jr.
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
EX-1.01*	Transaction Agreement, dated September 22, 2008
EX-1.02	Side Letter, dated September 22, 2008

* Schedules and exhibits to the Transaction Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  GHQ hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.